March 29, 2004

Dear Fellow Shareholders:

        You are cordially invited to attend the 2004 Annual Meeting of Shareholders of Old Point Financial Corporation, the holding company for The Old Point National Bank of Phoebus and Old Point Trust & Financial Services, N.A. The meeting will be held on Tuesday, April 27, 2004 at 6:00 p.m. at the Williamsburg Marriott Hotel, 50 Kingsmill Road, Williamsburg, Virginia. The accompanying Notice and Proxy Statement describe the matters to be presented at the meeting. Enclosed is our Annual Report to Shareholders that will be reviewed at the Annual Meeting.

        Please complete, sign, date, and return the enclosed proxy card as soon as possible. Whether or not you will be able to attend the Annual Meeting, it is important that your shares be represented and your vote recorded. If you decide to attend the Annual Meeting in person, you can revoke your proxy any time before it is voted at the Annual Meeting. You may also follow the instructions on your proxy card to vote by telephone or over the internet.

        We appreciate your continuing loyalty and support of Old Point Financial Corporation.

Sincerely,

Robert F. Shuford
Chairman of the Board and President

OLD POINT FINANCIAL CORPORATION

1 West Mellen Street, P.O. Box 3392, Hampton, Virginia 23663

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OLD POINT FINANCIAL CORPORATION

1 West Mellen Street

Hampton, Virginia 23663

NOTICE OF 2004 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 27, 2004

        The 2004 Annual Meeting of Shareholders of Old Point Financial Corporation (the “Company”) will be held at the Williamsburg Marriott Hotel, 50 Kingsmill Road, Williamsburg, Virginia, on Tuesday, April 27, 2004, at 6:00 p.m. for the following purposes:

1.	To elect 13 directors to the Board of Directors of the Company to serve until the 2005 Annual Meeting of Shareholders, as described in the Proxy Statement accompanying this notice.

2.	To ratify the Audit Committee’s appointment of Witt Mares Eggleston Smith, PLC, Certified Public Accountants, as the Company’s independent public accountants for the fiscal year ending December 31, 2004.

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

        Shareholders of record at the close of business on March 15, 2004 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

Louis G. Morris
Secretary to the Board

March 29, 2004

IMPORTANT NOTICE

        Please complete, sign, date, and return the enclosed proxy card in the accompanying postage paid envelope so that your shares will be represented at the meeting. Shareholders attending the meeting may personally vote on all matters that are considered, in which event their signed proxies are revoked. You may also follow the instructions on your proxy card to vote by telephone or over the internet.

OLD POINT FINANCIAL CORPORATION

1 West Mellen Street

Hampton, Virginia 23663

PROXY STATEMENT

2004 ANNUAL MEETING OF SHAREHOLDERS

To be held on April 27, 2004

General

        The following information is furnished in connection with the solicitation by and on behalf of the Board of Directors of the enclosed proxy to be used at the 2004 Annual Meeting of Shareholders (the “Annual Meeting”) of Old Point Financial Corporation (the “Company”) to be held Tuesday, April 27, 2004, at 6:00 p.m. at the Williamsburg Marriott Hotel, 50 Kingsmill Road, Williamsburg, Virginia. The approximate mailing date of this Proxy Statement and accompanying proxy is March 29, 2004.

Revocation and Voting of Proxies

        Execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Any shareholder who has executed and returned a proxy may revoke it by attending the Annual Meeting and requesting to vote in person. A shareholder may also revoke his proxy at any time before it is exercised by filing a written notice with the Company or by submitting a proxy bearing a later date. Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting. If a shareholder specifies how the proxy is to be voted with respect to any proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. If a shareholder fails to specify with respect to such proposals, the proxy will be voted FOR proposals 1 and 2 set forth in the accompanying notice and further described herein.

Voting Rights of Shareholders

        Only those shareholders of record at the close of business on March 15, 2004, are entitled to notice of and to vote at the Annual Meeting, or any adjournments thereof. The number of shares of common stock of the Company outstanding and entitled to vote at the Annual Meeting is 3,987,149. The Company has no other class of stock outstanding. The presence of a majority of the shares entitled to be voted, represented in person or by proxy, will constitute a quorum for the transaction of business.

        Each share of Company common stock entitles the record holder thereof to one vote for each matter to be voted upon at the Annual Meeting, except that in the election of directors cumulative voting entitles a shareholder to give one nominee as many votes as is equal to the number of directors to be elected, multiplied by the number of shares owned by such shareholder or to distribute his or her votes on the same principle between two or more nominees as he or she sees fit. The Board of Directors will instruct the proxies to use cumulative voting, if necessary, to elect all or as many of the nominees as possible.

        With regard to the election of directors, votes may be cast in favor or withheld. If a quorum is present, the nominees receiving a plurality of the votes cast at the Annual Meeting will be elected directors; therefore, votes withheld will have no effect. Approval of any other matter, including ratification of the appointment of Witt Mares Eggleston Smith, PLC, Certified Public Accountants, as the Company’s independent public accountants, requires an affirmative vote of a majority of the shares cast on the matter. Thus, although abstentions and broker non-votes (shares held by customers that may not be voted on certain matters because the broker has not received specific instructions from the customers) are counted for purposes of determining the presence or absence of a quorum for the transaction of business, they are generally not counted for purposes of determining if a proposal has been approved, and therefore have no effect.

Solicitation of Proxies

        The cost of solicitation of proxies will be borne by the Company. Solicitations will be made only by the use of the mail, except that officers and regular employees of the Company, The Old Point National Bank of Phoebus (the “Bank”) and Old Point Trust & Financial Services, N.A. (the “Trust Company”) may make solicitations of proxies in person or by telephone or mail, acting without compensation other than their regular compensation. We anticipate that brokerage houses and other nominees, custodians, and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons, and the Company will reimburse them for their charges and expenses in this connection.

Security Ownership of Certain Beneficial Owners and Management

        The following table shows the share ownership as of March 15, 2004, of the shareholders known to the Company to be the beneficial owners of more than 5% of the outstanding shares of the Company’s common stock.

Name and Address of	Amount and Nature of	Percent
Beneficial Owner	Beneficial Ownership(1)	of Class

Old Point Trust and Financial Services, N.A	617,191(2)	15.5% (2)
11780 Jefferson Avenue, Suite D
Newport News, Virginia 23606

James Reade Chisman	329,976(3)	8.3%
1700-B George Washington Highway
Yorktown, Virginia 23693-3109

Robert F. Shuford
1 West Mellen Street	522,034(3)(4)	13.0%
P.O. Box 3392
Hampton, Virginia 23663

VuBay Foundation
c/o Cyrus A. Dolph, IV	276,926(5)	7.0%
P.O. Box 13109
Norfolk, Virginia 23506-3109

Ann DeVenny Wallace
2636 South Lynn Street	283,022((3)	7.1%
Arlington, Virginia 22202-2264

(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within sixty days.

(2)	According to information provided to the Company by Old Point Trust & Financial Services, N.A. (the “Trust Company”), as of February 29, 2004, the Trust Company, had sole voting power with respect to 435,271 of these shares, sole dispositive power with respect to 458,905 of these shares and shared dispositive power with respect to 14,418 of these shares, but as a matter of state law, the Trust Company must refrain from voting any of these shares unless a co-fiduciary is appointed for the sole purpose of voting the shares. The Trust Company has no voting power (sole or shared) with respect to 181,920 of these shares and has no dispositive power (sole or shared) with respect to 143,868 of these shares. The 617,191 shares are held by the Trust Company as trustee of various trust accounts, of which no single trust account holds more than 5% of the Company’s outstanding shares.

(3)	According to information provided to the Company in February 2004 by VuBay Foundation, James Reade Chisman, Robert F. Shuford and Ann DeVenny Wallace (the “VuBay information”), as of February 26, 2004, Mr. Chisman has sole voting and dispositive power with respect to 25,488 shares and shared voting and dispositive power with respect to 304,488 shares; Mr. Shuford has sole voting and dispositive power with respect to 131,723 shares and shared voting and dispositive power with respect to 390,311 shares; and Ms. Wallace has sole voting and dispositive power with respect to 6,096 shares and shared voting and dispositive power with respect to 276,926 shares. Mr. Chisman, Mr. Shuford and Ms. Wallace each disclaim any beneficial interest in 276,926 of the shares that he or she may be deemed to beneficially own by virtue of his or her position as a director of VuBay Foundation, the holder of record of 276,926 shares. In their capacities as directors of VuBay Foundation, Mr. Chisman, Mr. Shuford and Ms. Wallace each share with the other two directors voting and dispositive power with respect to the shares held by VuBay Foundation.

(4)	See also footnotes 2 and 3 on page 5.

(5)	According to the VuBay information, as of February 26, 2004, VuBay Foundation has sole voting and sole dispositive power with respect to these 276,926 shares. VuBay Foundation’s decision with respect to a vote or disposition of these 276,926 shares is dictated by the majority vote of the three directors of VuBay Foundation, who share voting and dispositive power with respect to the shares owned by VuBay Foundation, as described in footnote 3 to this chart.

        The following table shows, as of March 15, 2004, the beneficial ownership of the Company’s common stock by each director, director nominee, certain executive officers and by all directors, director nominees, and executive officers of the Company as a group.

	Amount and Nature of	Percent
Name	Beneficial Ownership(1)(2)(3)	of Class

James Reade Chisman	329,976 (4)	8.3%

Dr. Richard F. Clark	100,449	2.5%

Russell Smith Evans Jr	8,675	0.2%

G. Royden Goodson, III	15,589	0.4%

Dr. Arthur D. Greene	10,054	0.3%

Gerald E. Hansen	10,385	0.3%

Stephen D. Harris	19,581	0.5%

John Cabot Ishon	29,694	0.7%

Eugene M. Jordan	29,500	0.7%

John B. Morgan, II	9,939	0.2%

Louis G. Morris	47,878	1.2%

Dr. H. Robert Schappert	139,110	3.5%

Robert F. Shuford	522,034 (4)	13.0%

Melvin R. Zimm	1,137	0.0%

Cary B. Epes	25,879	0.6%

Margaret P. Causby	24,652	0.6%

Laurie D. Grabow	4,526	0.1%

All directors and executive officers	1,356,376(5)	32.9%
as a group (19) persons

(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within sixty days.

(2)	Includes shares held (i) by their close relatives or held jointly with their spouses, (ii) as custodian or trustee for the benefit of their children or others, or (iii) as attorney-in-fact subject to a general power of attorney or (iv) in a Trust – Mr. Chisman, 27,652 shares; Dr. Clark, 300 shares; Mr. Evans, 1,175 shares; Mr. Goodson, 4,443; Mrs. Grabow, 2; Dr. Greene, 2,952 shares; Mr. Hansen, 1,433 shares; Mr. Harris, 649 shares; Mr. Ishon, 5,244 shares; Mr. Jordan, 4,000 shares; Mr. Jordan II, 7,077; Mr. Morgan, 4,839 shares; Dr. Schappert, 119,715 shares; Mr. Shuford Sr., 113,385 shares; and Mr. Shuford Jr., 319 shares.

(3)	Includes shares that may be acquired within sixty days pursuant to the exercise of stock options granted under the 1989 and 1998 Old Point Stock Option Plans — Dr. Clark, 4,500 shares; Mr. Evans, 4,500 shares; Mr. Goodson, 1,500; Dr. Greene, 4,500 shares; Mr. Harris, 4,500 shares; Mr. Ishon, 4,500 shares; Mr. Jordan, 4,500 shares; Mr. Morgan, 4,500 shares; Mr. Morris, 22,761 shares; Dr. Schappert, 1,500 shares; Mr. Shuford Sr., 39,941 shares; Mr. Epes, 15,000 shares; Mrs. Causby, 19,035 shares; Mrs. Grabow 1,965 shares; Mr. Shuford Jr., 3,750 and Mr. Jordan, II, 0 shares.

(4)	See footnote 3 on page 3.

(5)	Includes 12,399 (0.3%) shares beneficially owned by Eugene M. Jordan, II, President & CEO of the Trust Company and 14,915 (0.4%) shares beneficially owned by Robert F. Shuford, Jr., Executive Vice President & Chief Operating Officer of the Bank.

PROPOSAL ONE

ELECTION OF DIRECTORS

        The thirteen persons named below, all of whom currently serve as directors of the Company, will be nominated to serve as directors until the 2005 Annual Meeting, or until their successors have been duly elected and have qualified. G. Royden Goodson, III, a current director who has served as a director of the Company since 1994, has elected not to stand for re-election. The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld. The Company’s Board believes that the nominees will be available and able to serve as directors, but if any of these persons should not be available or able to serve, the proxies may exercise discretionary authority to vote for a substitute proposed by the Company’s Board.

Director
Name (Age)	Since (1)	Principal Occupation For Past Five Years

James Reade Chisman (60)	2003	President, J. R. Chisman Development Company

Dr. Richard F. Clark (71)	1981	Pathologist (retired), Sentara Hampton General Hospital

Russell Smith Evans Jr. (61)	1993	Assistant Treasurer and Corporate Fleet Manager
		Ferguson Enterprises

Dr. Arthur D. Greene (59)	1994	Surgeon - Partner
		Tidewater Orthopaedic Associates

Gerald E. Hansen (62)	2000	President, Chesapeake Insurance Services, Inc.

Stephen D. Harris (62)	1988	Attorney-at-Law - Partner
		Geddy, Harris, Franck and Hickman, L.L.P

John Cabot Ishon (57)	1989	President, Hampton Stationery

Eugene M. Jordan (80)	1964	Attorney-at-Law (retired)

John B. Morgan, II (57)	1994	President, Morgan Marrow Insurance

Louis G. Morris (49)	2000	President and CEO, Old Point National Bank (2000 -
		present); EVP/CFO Old Point National Bank (1988 - 1999)

Dr. H. Robert Schappert (65)	1996	Retired - President, Beechmont Veterinary Association Ltd

Robert F. Shuford (66)	1965	Chairman of the Board, President and CEO, Old Point
		Financial Corporation; Chairman of the Board, Old Point
		National Bank

Melvin R. Zimm (50)	2003	Attorney-at-Law - Member
		Glasser and Glasser P.L.C

(1)	Refers to the year in which the individual first became a director of the Bank, with respect to Dr. Richard F. Clark, Eugene M. Jordan, and Robert F. Shuford, who became directors of the Company upon consummation of the Bank’s reorganization on October 1, 1984. All present directors of the Company are also directors of the Bank. Dr. Richard F. Clark, Dr. Arthur D. Greene, Mr. John C. Ishon and Mr. Robert F. Shuford are also directors of the Trust Company.

        None of the directors serve as directors of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934.

        There are four family relationships among the directors and executive officers. Mr. Jordan is the father of Mr. Jordan, II and the father-in-law of Mr. Ishon. Mr. Shuford, Sr. and Dr. Schappert are married to sisters. Mr. Shuford, Sr. is the father of Mr. Shuford, Jr. The Board does not believe that these family relationships are material to an evaluation of the ability or integrity of these individuals. The Board is not aware of any involvement in legal proceedings by any of the Company’s directors or executive officers that would be material to an evaluation of the ability or integrity of any director or executive officer.

The Board of Directors recommends that shareholders vote “FOR” the individuals nominated above to serve as Directors.

Corporate Governance

        The Board of Directors is elected by the Company’s shareholders; the Board, in turn, is the Company’s governing body, responsible for hiring, overseeing and evaluating management; management is charged with the day to day operations of the Company and its affiliates.

        The Board’s primary responsibility is to provide oversight, counseling and direction to management in their efforts to fulfill the corporate strategy in maximizing opportunities, while addressing related business risks. The Board has delegated various responsibilities and authority to different board committees, which include the Audit Committee, Director’s Loan Committee, Director’s Loan Review Committee. Each of these committees operates pursuant to a written charter approved by the full Board.

        Management has been delegated the authority and responsibility for managing the Company’s lines of businesses in a manner consistent with the Company’s Strategic Plan and Code of Conduct, and in accordance with any specific plan, instructions or direction of the Board of Directors or one of the Board’s committees. The Chief Executive Officer and management are required to seek the advice and, in appropriate situations, the approval of the Board with respect to extraordinary actions to be undertaken by the Company.

Board Committees and Attendance

        The current Board of Directors is comprised of a majority of “independent directors,” as defined by the listing standards of the NASDAQ Stock Market. Independent directors do not receive consulting, legal or other fees from the Company other than Board and committee compensation. Although companies affiliated with certain of these directors provide goods and services to the Company, the Board of Directors has determined in accordance with the NASDAQ listing standards that these independent directors have no relationships with the Company that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director. The independent directors are Messrs. Chisman, Clark, Evans, Goodson, Greene, Hansen, Harris, Morgan, and Zimm.

        The Board reviews each member’s independent status on an annual basis to ensure compliance with FDIC Improvement Act and NASDAQ listing standards. The members of the Board are also required to comply with the Company’s Code of Conduct and to adhere to the regulatory requirements as set forth by the Federal Banking Regulatory agencies. Each director is required to confirm to the Company his commitment to these standards on an annual basis.

        During 2003, there were 14 meetings of the Board of Directors of the Company. Each director attended at least 75% of all meetings of the Board and committees on which he served.

        The Company has not adopted a formal policy on Board members’ attendance at its annual meetings of shareholders, although all Board members are invited and encouraged to attend and, historically, most have done so. All Board members attended the Company’s 2003 Annual Meeting of Shareholders.

        The Board of Directors of the Company has standing Executive, Audit and Compensation Committees.

        Executive Committee. Current members of the Executive Committee are Messrs. Shuford (Chairman), Hansen, Harris, Morris, and Dr. Clark. The Executive Committee serves in an advisory capacity, reviewing matters and making recommendations to the Board of Directors. The Executive Committee met 4 times in 2003.

         Compensation Committee. The Compensation Committee is described under "Report on Executive Compensation".

        Audit Committee. Current members of the Audit Committee are Messrs. Hansen (Chairman), Evans, Greene, and Harris. The Board of Directors has determined that all of the members of the Audit Committee satisfy the independence and financial literacy requirements for audit committee members under the NASDAQ listing standards and applicable SEC regulations. The Board of Directors has also determined that Mr. Evans qualifies as an “audit committee financial expert” within the meaning of applicable regulations of the SEC, promulgated pursuant to the Sarbanes-Oxley Act of 2002.

        The Audit Committee assists the board in its financial reporting oversight duties, internal controls, audit function, whistle-blower policy, and other matters relating to corporate governance. The Audit Committee is responsible for the appointment, compensation, and oversight of the work of the company’s independent accountants. The Audit Committee reviews on a regular basis the work of the Company’s internal audit department. It also reviews and approves the scope and detail of the continuous audit program, which is conducted by the internal audit staff to protect against improper and unsound practices and to furnish adequate protection for all assets and records. During 2003, the Audit Committee met 4 times.

    Nominations.        The Board has no separate nominating committee. The Board does not believe that it is necessary to have a Nominating Committee because it believes that the functions of a Nominating Committee can be adequately performed by its Board members. As of the date of this Proxy Statement, the Executive Committee reviews any director nominations or recommendations and then makes recommendations to the Board. The entire Board, which consists of a majority of independent directors, reviews on an as needed basis, the qualifications of candidates for membership to the Board. Following appropriate review, the Board ascertains the willingness of selected individuals to serve and extends invitations to be nominated to serve as a Board member.

        Because the Executive Committee contains non-independent members, following the 2004 Annual Meeting, the Executive Committee will no longer perform the role of reviewing and considering potential director nominees for recommendation to the full Board. The Board is currently in the process of developing a director nominations process that will comply with the NASDAQ listing standards following the 2004 Annual Meeting.

        Qualifications for consideration as a Board nominee may vary according to the particular areas of expertise being sought to complement the existing Board composition. However, in making its nominations, the Board of Directors considers, among other things, an individual’s business experience, industry experience, financial background, breadth of knowledge about issues affecting the Company, time available for meetings and consultation regarding Company matters and other particular skills and experience possessed by the individual.

        In its capacity as the nominating committee, the Executive Committee will accept for consideration shareholders’ nominations for directors if made in writing by a shareholder entitled to vote in the election of directors. In accordance with the Company’s bylaws, such a shareholder nomination must include sufficient background information with respect to the nominee, sufficient identification of the nominating shareholder and a representation by the shareholder of his or her eligibility and intention to appear at the annual meeting (in person or by proxy) to nominate the individual specified in the notice, a description of any arrangements or understandings between the shareholder and the nominee or others regarding the nomination, an indication of the total number of shares expected to be voted for the nominee, and the nominee’s written consent to the nomination. Shareholder nominations must be received by the Company’s President at the Company’s principal office in Hampton, Virginia, not more than 50 days and not less than 14 days prior to the date of the 2005 annual meeting in order to be considered for the 2005 annual election of directors.

Compensation Committee Interlocks and Insider Participation

        Current members of the Compensation Committee are Messrs. Goodson (Chairman), Dr. Clark, Evans, and Morgan. No member of the Compensation Committee is or has been an officer or employee of the Company or any of its affiliates. Furthermore, none of the Company’s executive officers has served on the board of directors of any company of which a Compensation Committee member is an employee.

        During 2003 and through the present time, there have been transactions between the Company’s banking subsidiary and certain members of the Compensation Committee or their associates, all consisting of extensions of credit by the Bank in the ordinary course of business. Each transaction was made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with the general public. In the opinion of management, none of the transactions involved more than the normal risk of collectibility or presented other unfavorable features.

        Morgan Marrow Insurance, of which director John B. Morgan, II is president, provided insurance for which the Company paid $94,680 during 2003. Warwick Plumbing & Heating Corp., of which director G. Royden Goodson, III is president, provided products and services to the Company for which the Company paid $65,224 during 2003.

Shareholder Communications with the Company’s Board of Directors

        The Company provides an informal process for shareholders to send communications to the Board of Directors. Shareholders who wish to contact the Board of Directors or any of its members may do so by addressing their written correspondence to Old Point Financial Corporation, Board of Directors, c/o Corporate Secretary, P.O. Box 3392, Hampton, Virginia 23663 or lmorris@oldpoint.com. Correspondence directed to an individual Board member will be referred, unopened, to that member. Correspondence not directed to a particular Board member will be referred, unopened, to the Chairman of the Board.

Directors’ Compensation

        Non-employee directors of the Company receive $400 for each Company Board meeting they attend and $150 for each Company committee meeting they attend. Directors of the Bank and Trust Company receive $400 and $250, respectively, for each board meeting they attend. The directors of the Bank and Trust Company receive $150 for each committee meeting they attend. In addition, non-employee directors of the Bank and Trust Company are paid an annual retainer fee of $6,000 and $2,500, respectively, except that directors serving on the Bank board who also serve on the Trust Company board receive an additional $1,000 annual retainer for serving on the Trust Company board. All Company directors have been elected as directors of the Bank, but there is no assurance that this practice will continue. Not all Company directors serve as directors of the Trust Company.

        Directors who are employees of the Company and its subsidiaries receive the stated fees for attendance at Board meetings, but do not receive any fees for committee meetings and are not paid annual retainer fees.

Interest of Management in Certain Transactions

        Some of the Company’s directors, executive officers, and members of their immediate families, and corporations, partnerships and other entities of which such persons are officers, directors, partners, trustees, executors or beneficiaries, are customers of the Bank. All loans and commitments to lend to such individuals were made in the ordinary course of business, upon substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features.

        Hampton Stationery, of which director John Cabot Ishon is president, provided products and services to the Company for which the Company paid $42,500 during 2003. Glasser & Glasser, P.L.C., of which Melvin R. Zimm is a member, provided services to the Company for which the Company paid $12,172 during 2003. W. Rodney Rosser, director of the Trust Company was paid $17,876 for consulting fees during 2003; and the law firm of Geddy, Harris, Franck & Hickman LLP, of which director Stephen D. Harris is a partner, provided legal services to the Company during 2003 and is expected to provide services to the Company in 2004. See “Compensation Committee Interlocks and Insider Participation” for information relating to Mr. Morgan’s and Mr. Goodson’s relationships with the Company.

Executive Compensation

        The following table presents a three-year summary of all compensation paid or accrued by the Company and its subsidiaries for the Company’s Chief Executive Officer and next four most highly compensated executive officers.

SUMMARY COMPENSATION TABLE

Long Term
Compensation

		Annual Compensation			Awards

Securities
Name and Principal				Other Annual	Underlying	All Other
Position	Year	Salary (1)	Bonus (2)	Compensation(3)	Options/SARs(4)	Compensation(5)

Robert F. Shuford	2003	$191,000	$40,000		0	$14,200
Chairman, President	2002	$175,766	$40,000	0	0	$15,646
and CEO (Company)	2001	$158,600	$33,000		6000	$16,006

Louis G. Morris	2003	$163,100	$28,350		0	$12,102
President and CEO	2002	$147,266	$34,000	0	0	$12,329
(Bank)	2001	$130,600	$27,500		5616	$10,729

Cary B. Epes	2003	$123,666	$22,260		0	$ 9,707
EVP/CCO (Bank)	2002	$115,333	$27,680	0	0	$10,059
	2001	$107,000	$23,540		3750	$ 9,329

Margaret P. Causby	2003	$123,500	$22,230		0	$ 9,555
EVP/CAO (Bank)	2002	$114,333	$27,440	0	0	$10,025
	2001	$106,000	$23,320		3750	$ 9,532

Laurie D. Grabow	2003	$ 98,333	$17,700	0	0	$ 7,514
EVP/CFO (Bank)	2002	$ 88,333	$14,133		0	$ 7,657
	2001	$ 78,667	$11,013		2250	$ 6,638

(1)	Salary includes directors’ fees as follows: Mr. Shuford – 2003 — $8,600, 2002 — $9,100, 2001 — $8,600; Mr. Morris – 2003 — $5,600, 2002 — $5,600, 2001 — $5,600.

(2)	Bonus consideration for Mr. Shuford is paid in the year following the year in which the bonus is earned so that the Compensation Committee can evaluate year-end results. Bonus consideration for Mr. Morris, Mr. Epes, Mrs. Causby and Mrs. Grabow is paid in the year in which it is earned.

(3)	The amount of compensation in the form of perquisites or other personal benefits properly categorized in this column according to the disclosure rules adopted by the Securities and Exchange Commission did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported in each of the three years reported for Mr. Shuford, Mr. Morris, Mr. Epes, Mrs. Causby and Mrs. Grabow, respectively.

(4)	Share amounts for previous years have been adjusted to reflect stock split in November 2002.

(5)	Mr. Shuford’s “other compensation” consists of the following:

2003	2002	2001

Deferred Profit Sharing	$4,094	$4,578	$4,119
Cash Profit Sharing	4,132	4,606	3,823
401(k) Matching Plan	5,243	5,000	4,500
Life Insurance	731	1,462	3,564
Total	$14,200	$15,646	$16,006

Mr. Morris’ “other compensation” consists of the following:

2003	2002	2001

Deferred Profit Sharing	$3,533	$3,891	$3,433
Cash Profit Sharing	3,567	3,915	3,186
401(k) Matching Plan	4,725	4,250	3,750
Life Insurance	277	273	360
Total	$12,102	$12,329	$10,729

Mr. Epes’ “other compensation” consists of the following:

2003	2002	2001

Deferred Profit Sharing	$2,774	$3,168	$2,939
Cash Profit Sharing	2,800	3,188	2,727
401(k) Matching Plan	3,710	3,460	3,210
Life Insurance	423	243	453
Total	$9,707	$10,059	$9,329

Mrs. Causby’s “other compensation” consists of the following:

2003	2002	2001

Deferred Profit Sharing	$2,770	$3,140	$2,911
Cash Profit Sharing	2,797	3,160	2,701
401(k) Matching Plan	3,705	3,430	3,180
Life Insurance	283	295	740
Total	$9,555	$10,025	$9,532

Mrs. Grabow’s “other compensation” consists of the following:

2003	2002	2001

Deferred Profit Sharing	$2,206	$2,426	$2,160
Cash Profit Sharing	2,227	2,441	2,005
401(k) Matching Plan	2,950	2,650	2,360
Life Insurance	131	140	113
Total	$7,514	$7,657	$6,638

        No stock options were granted to Mr. Shuford, Mr. Morris, Mr. Epes, Mrs. Causby or Mrs. Grabow in 2003.

        The following table shows stock option exercises by the Company’s Chief Executive Officer and next four most highly compensated executive officers during 2003.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

AND FY-END OPTIONS/SAR VALUES

Number of
			Securities	Value of
			Underlying	Unexercised
			Unexercised	In-the-Money
			Options at	Options at
			12/31/03 (#)	12/31/03 ($)
	Shares Acquired	Value	Exercisable/	Exercisable/
Name	on Exercise (#)	Realized ($)(1)	Unexercisable	Unexercisable(1)

Robert F. Shuford	0	0	39,941/0	$579,751/$0
Louis G. Morris	3,270	$81,962	22,761/0	$298,734/$0
Cary B. Epes	0	0	21,345/0	$278,131/$0
Margaret P. Causby	3,060	$52,889	19,035/0	$232,744/$0
Laurie D. Grabow	4,230	$78,710	4,500/0	$45,621/$0

(1) Market value of underlying securities at exercise or year-end, minus the exercise or base price.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of December 31, 2003 with respect to certain compensation plans under which equity securities of the Company are authorized for issuance.

Equity Compensation Plan Information

Number of securities
	Number of	Weighted-average	remaining available for
	securities to be	exercise price of	future issuance under
	issued upon exercise	outstanding	equity compensation
	of outstanding	options, warrants	plans (excluding
	options, warrants	and rights(b)	securities reflected in
Plan Category	and rights(a)		column (a))(c)

Equity compensation plans
approved by shareholders(1)	262,992	$18.13	227,634 (2)

Equity compensation plans
not approved by
shareholders	- 0 -	- 0 -	- 0 -

Total	262,992	$18.13	227,634

(1)	These plans consist of the 1989 Stock Option Plan and the 1998 Stock Option Plan

(2)	Includes zero shares available to be granted in the form of options under the 1989 Stock Option Plan, and 227,634 shares available to be granted in the form of options under the 1998 Stock Option Plan.

        Stock Option Plans. The Company has two stock option plans — the 1989 Stock Option Plan and the 1998 Stock Option Plan (the “Plans”). The Plans provide for the award of nonqualified stock options and incentive stock options to directors and employees of the Company and its subsidiaries selected by the Board of Directors to participate in the Plans. The Board of Directors makes awards under the Plans and establishes the terms and conditions of each award in the option agreement entered into with each optionee. The price of shares of stock to be issued upon the exercise of options will be at least 100% of the fair market value on the date of award. Options may not be granted more than ten years after the adoption of the Plans by the Board and are exercisable only during the term specified in the option agreement, which in the case of incentive stock options shall not exceed ten years. The options are not transferable other than by will or the laws of descent and distribution. The 1989 Plan did not permit grants of options to non-employees, whereas, the 1998 Plan permits grants of options to non-employee directors.

Retirement Benefits

        Pension Plan. The Company has a noncontributory defined benefit pension plan, which covers substantially all full-time employees of the Company and its subsidiaries who have completed one year of service. A participant’s monthly retirement benefit (if he or she has 25 years of benefit service at his normal retirement date) is 20% of his final five-year’s average salary plus 15% of final five-year’s average salary in excess of the participant’s Social Security Covered Pay. The Social Security Covered Pay is the average pay of the calendar year prior to the year the participant attains his Social Security Retirement Age. If the participant has less than 25 years of benefit service at his Normal Retirement Date, the participant’s monthly retirement benefit will be actuarially reduced by 1/25 for each year of benefit service less than 25 years. Cash benefits under the plan generally commence on retirement, death or other termination of employment and are payable in various forms at the election of the participant.

        The following table shows the estimated annual retirement benefits payable to employees in the average annual salary and years of service classifications set forth below assuming retirement at the normal retirement age of 65.

PENSION PLAN TABLE

Consecutive Five-Year	Years of Credited Service

Average Salary	15	20	25	30	35

$ 25,000	$ 2,520	$ 4,000	$ 5,000	$ 5,000	$ 5,000
$ 50,000	$ 7,150	$ 9,534	$11,918	$11,918	$11,918
$ 75,000	$12,400	$16,534	$20,668	$20,668	$20,668
$150,000	$28,150	$37,534	$46,918	$46,918	$46,918
$175,000	$33,121	$44,267	$55,333	$55,333	$55,333
$200,000	$38,450	$51,267	$64,083	$64,083	$64,083

        Benefits under the pension plan are based on a straight life annuity assuming full benefit at age 65, no offsets, and covered compensation of $39,444 for a person age 65 in 2002. Compensation is currently limited to $200,000 by the Internal Revenue Code. The estimated annual benefit payable under the pension plan upon retirement is $48,801, $38,463, $24,497, $29,764 and $19,070 for Messrs. Shuford, Morris, Epes, Mrs. Causby, and Mrs. Grabow, respectively, credited with 38, 37, 21, 47, 36 years of service, respectively. Benefits are estimated on the basis that they will continue to receive, until age 65, covered salary in the same amount paid in 2002.

        The Company owns life insurance policies on the above executive officers, in which their beneficiaries will receive three times their annual salary upon death, except that Mr. Shuford’s beneficiary will receive 50% of three times his annual salary.

Compensation Committee Report on Executive Compensation

        Compensation for the CEO and other executive officers is administered by the Compensation Committee (the “Committee”). The Committee is comprised of four non-employee directors, Messrs. Goodson (Chairman), Evans, Morgan and Dr. Clark, each of whom is independent under the NASDAQ listing standards. It met two times in 2003. All decisions of the Committee are recommended to the entire Board of Directors, which makes the final decisions, except Mr. Shuford, Sr. and Mr. Morris are not present during deliberations or voting with respect to their compensation.

        In an environment characterized by change, regulatory oversight and increased competition, total executive compensation is designed to attract and retain qualified personnel by providing competitive levels of compensation as compared to similarly sized financial institutions. Executive compensation consists of the several elements specified in the Summary Compensation Table under “Executive Compensation,” namely, base salary and annual and long-term incentive compensation. Base salaries generally represent a large portion of the executive officers’ total cash compensation and are considered to be average relative to comparably sized financial institutions. Bonuses make up a smaller portion of the executive officers’ total cash compensation. The Committee believes that basing a portion of an executive officer’s compensation on both the Company’s performance and that of the individual motivates the executive to perform at the highest possible level. Bonuses are determined based upon the Company’s performance and that of the individual executive during the fiscal year. In evaluating performance, financial, non-financial and long-term strategic objectives are considered.

        As a component of our executive officers’ compensation program, the Committee annually considers awarding executive officers options to acquire shares of the Company’s common stock. The Committee believes that stock options provide a highly efficient form of compensation from both a cost and an accounting perspective, and that such awards provide an incentive to achieve the Company’s longer-term strategic goals by aligning the long-term financial interests of the executive officers with those of our shareholders. The committee also believes that significant levels of stock ownership and ownership potential will assist in retaining the qualified and motivated executive officers.

        In making its recommendation to the Board, the Committee obtains from market and economic research companies information pertaining to CEO and other executives’ salary levels at other comparable financial institutions. Annual compensation is determined by evaluating several factors. The primary factor considered in evaluating the level of CEO and other executive compensation is the progress the Company made during the year in achieving performance goals. The performance goals evaluated include, but are not limited to, return on average assets, return on average equity, net income, asset quality, and deposit and loan growth. Secondary factors considered by the Committee include comparing the Company’s performance with other local institutions and comparable executive compensation packages. Lastly, the Committee gives some consideration to the expected future contributions of the executive, the executive’s length of service and standing within the local banking communities, general economic conditions, and other factors. Bonuses are awarded based on evaluation of the foregoing factors relating to the Company’s financial performance. Decisions regarding compensation, however, are mostly subjective in nature, and no specific formulas are used to calculate an executive’s compensation.

        The asset growth, loan growth and earnings increase resulted in an overall positive financial performance of the Company and its subsidiaries in fiscal year 2003. In addition, the Company attained the majority of its 2003 non-financial objectives and made significant strides towards its long-term strategic goals.

        For 2003, the committee recommended and the Board approved 2003 compensation of Mr. Shuford, Chairman, CEO and President of the Company, pursuant to the policies described above for executive officers. The base salaries effective in March 2003 were as follows: Mr. Shuford, $185,000; Mr. Morris, $160,000; Mr. Epes, $125,000; Mrs. Causby, $125,000; and Mrs. Grabow, $100,000.

        For 2003, the committee recommended and the Board approved bonuses be granted to Mr. Shuford in the amount of $40,000, to Mr. Morris in the amount of $28,350, to Mr. Epes in the amount of $22,260, to Mrs. Causby in the amount of $22,230 and to Mrs. Grabow in the amount of $17,700. No stock options were granted in 2003.

Compensation Committee

G. Royden Goodson, III (Chairman)

Dr. Richard F. Clark

Russell S. Evans, Jr.

John B. Morgan, II

Report of the Audit Committee

        The Audit Committee of the Board of Directors (the “Committee”) is composed of four directors, each of whom satisfies the independence requirements of Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards and FDICIA for audit committee members. In addition, the Board of Directors has also determined that Mr. Evans qualifies as an “audit committee financial expert” within the meaning of applicable regulations of the SEC, promulgated pursuant to the Sarbanes-Oxley Act of 2002.

        The Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached as Appendix A to this Proxy Statement. The Board amended the Audit Committee Charter in October 2003 to comply with applicable NASDAQ listing standards and SEC rules and regulations. The Committee reviews and reassesses the charter annually and recommends any changes to the Board for approval.

        The Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the consolidated financial statements and the reporting process, including the system of internal controls. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and to issue a report thereon. The Committee monitors and oversees these processes and has sole responsibility for the appointment, compensation and evaluation of the Company’s independent accountants.

        Management is responsible for the Company’s internal controls, financial reporting process and compliance with the laws and regulations and ethical business standards. The Company’s independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee’s responsibility is to monitor and oversee these processes. In this connection, during 2003, the Committee implemented a Whistleblower Policy, which was ratified by the full Board of Directors, in compliance with the Sarbanes-Oxley Act of 2002 and NASDAQ listing standards.

        In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Company’s audited consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the audited consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, including their judgments about the quality, not just the acceptability, of the Company’s accounting principles and underlying estimates in the Company’s consolidated financial statements; all critical accounting policies and practices to be used; all alternative treatments within generally accepted accounting principles for policies and practices related to material terms that have been discussed with management of the Company; and other material written communication between the independent accountants and the management of the Company, such as any management letter or schedule of unadjusted differences.

        The Company’s independent accountants also provided to the Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm’s independence.

        The Committee also discussed with the Company’s internal and independent accountants the overall scope and plans for their respective audits. The Committee met with the internal and independent accountants, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

        Based upon the Committee’s discussions with management and the independent accountants and the Committee’s review of the representation of management and the written disclosures and report of the independent accountants to the Committee, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Audit Committee

Gerald E. Hansen (Chairman)

Russell S. Evans, Jr.

Dr. Arthur D. Greene

Stephen D. Harris

Principal Accounting Fees

        The following table presents fees for professional audit services rendered by Witt Mares Eggleston Smith, PLC, Certified Public Accountants (known as Eggleston Smith, P.C. prior to its merger with Witt Mares & Company, PLC) for the audit of the Company’s annual consolidated financial statements for the years ended December 31, 2003 and December 31, 2002, and fees billed for other services rendered by Witt Mares Eggleston Smith, PLC, Certified Public Accountants during those periods. Certain amounts for 2002 have been reclassified to conform to the 2003 presentation.

2002	2003

Audit Fees	$45,785.00	$55,350.00

Audit Related Fees	0	0

Tax Fees (1)	$ 6,100.00	$ 6,500.00

All Other Fees (2)	$ 5,315.00	$ 3,250.00

Total	$57,200.00	$65,100.00
(1)	Tax Fees consist of the aggregate fees billed for professional services rendered by Witt Mares Eggleston Smith PLC for tax compliance, tax advice and tax planning.

(2)	All Other Fees consist principally of agreed upon procedures rendered by Witt Mares Eggleston Smith PLC for qualifying collateral pledged by Old Point National Bank for Federal Home Loan Bank advances.

        The Audit Committee considers the provision of all of the above services to be compatible with maintaining the independence of the Company’s principal accountants, Witt Mares Eggleston Smith, PLC.

Audit Committee Pre-Approval Policy

        Pursuant to the terms of the Company’s Audit Committee Charter, the Audit Committee is responsible for the appointment, compensation and oversight of the work performed by the Company’s independent accountants. The Audit Committee, or a designated member of the Audit Committee, must pre-approve all audit (including audit-related) and non-audit services performed by the independent accountants in order to assure that the provisions of such services does not impair the accountants’ independence. The Audit Committee has delegated interim pre-approval authority to Mr. Hansen, Chairman of the Audit Committee. Any interim pre-approval of permitted non-audit services is required to be reported to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

FIVE YEAR STOCK PERFORMANCE

        The line graph below compares the Company’s shareholder return with the return of the NASDAQ Bank Index and the Russell 2000 Index.

        This performance graph was created by comparing the percentage change in stock prices for the Company and the indices on a year to year basis, factoring in dividend payments, and looking only at the closing price of the stock as of December 31 of each year surveyed. This graph may be affected by unusually high or low prices at December 31, 1999 or by temporary swings in stock price at December 31 of any given year. Accordingly, this is not necessarily the best measure of the Company’s performance.

        The index reflects the total return on the stock that is shown, including price appreciation, all stock splits and stock dividends, and reinvestment of cash dividends at time of payment, relative to the value of the stock at the beginning of the time period. Thus a move from 100 to 150 on the index scale indicates a 50% increase in the value of the investment. The NASDAQ Bank Index contains all non-holding company banking institutions traded on the NASDAQ exchange. In addition to traditional banks this includes thrifts but does not include other non-regulated finance companies. The Russell 2000 index is comprised of the smallest 2000 companies in the Russell 3000 Index, which tracks almost 99 percent of the stocks included in portfolios of institutional investors.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers, and 10% beneficial owners of the Company’s common stock to file reports concerning their ownership of common stock. The Company believes that its officers, directors and 10% beneficial owners during 2003 complied with all filing requirements under Section 16(a).

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        The Audit Committee has selected Witt Mares Eggleston Smith, PLC, Certified Public Accountants, as the Company’s independent accountants for the fiscal year ending December 31, 2004, subject to ratification by shareholders at the Annual Meeting. Witt Mares Eggleston Smith, PLC (known as Eggleston Smith, P.C. prior to its merger with Witt Mares & Company, PLC) rendered audit services to the Company during the fiscal year ended December 31, 2003. These services consisted primarily of the examination and audit of the Company’s financial statements, tax reporting assistance, and other audit and accounting matters.

        Representatives of Witt Mares Eggleston Smith, PLC are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to your questions.

The Board of Directors recommends that shareholders vote “FOR” ratification of Witt Mares Eggleston Smith, PLC, as the Company’s independent accountants for the fiscal year ending December 31, 2004.

SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

        In accordance with the bylaws of the Company as currently in effect, the 2005 Annual Meeting of Shareholders will be held on April 26, 2005.

        If any shareholder intends to present a proposal to be considered for inclusion in the Company’s proxy materials in connection with the 2005 Annual Meeting, the proposal must be in proper form and must be received by the Company at its main office in Hampton, Virginia, on or before November 30, 2004.

        In addition, the proxy solicited by the Board of Directors for the 2005 Annual Meeting will confer discretionary authority to vote on any shareholder proposal presented at the meeting if the Company has not received notice of such proposal by February 12, 2005, in writing delivered to the Company’s Secretary.

OTHER MATTERS

        As of the date of this Proxy Statement, management of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than proposals 1 and 2 referred to above. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with their best judgment.

By Order of the Board of Directors,

Louis G. Morris
Secretary to the Board

ANNUAL FINANCIAL DISCLOSURE STATEMENT

A copy of the Company’s Annual Report on Form 10-K (including exhibits) as filed with the Securities and Exchange Commission for the year ended December 31, 2003, will be furnished without charge to shareholders upon written request directed to:

Laurie D. Grabow

Executive Vice President/Finance

The Old Point National Bank of Phoebus

1 West Mellen Street

Hampton, Virginia 23663

(757) 728-1251

The Company’s Annual Report on Form 10-K (including exhibits) can also be viewed on the Investors Relations link on the Company’s Internet web site at http://www.oldpoint.com.

Appendix A

OLD POINT FINANCIAL CORPORATION

AUDIT COMMITTEE CHARTER

   Purpose

The Audit Committee of Old Point Financial Corporation and its subsidiaries, The Old Point National Bank of Phoebus and Old Point Trust & Financial Services, N.A. (collectively known as the Company) was appointed by the Board of Directors to assist the Board in overseeing and monitoring (1) the quality and integrity of the Company’s financial statements and the Company’s accounting and financial reporting processes, (2) the independent accountants’ qualifications, independence and performance, (3) the performance of the Company’s internal audit function, and (4) the compliance by the Company with legal and regulatory requirements.

The Audit Committee shall have the sole authority to select, evaluate and, where appropriate, replace the independent accountants. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent accountants (including resolution of disagreements between management and the independent accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent accountants and the internal auditors shall report directly to the Audit Committee.

Membership

The Audit Committee shall consist of no fewer than three members. Each of the members of the Audit Committee shall meet the independence and experience requirements of the listing requirements of The NASDAQ Stock Market, Inc., Section 10A(m)(3) of the Securities Exchange Act of 1934 (“the Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”), as well as with the provisions of the Federal Deposit Insurance Corporation Improvement Act (“FDICIA”). At least one member of the Audit Committee shall be an “audit committee financial expert” as defined by the Commission or the Company must explain why it has no such expert in the Company’s annual report. Audit Committee members shall not simultaneously serve on the audit committee of more than two other pubic companies. The members of the Audit Committee and its Chair shall be annually appointed by the Board of Directors through a self-assessment to determine independence based on the requirements of FDICIA, Sarbanes-Oxley Act and NASDAQ. Audit Committee members may be replaced by the Board.

Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. For the transaction of business at any meeting of the Audit Committee, a majority of the members shall constitute a quorum. The actions of a majority of the members participating at any meeting of the Audit Committee at which a quorum is present shall be the consensus of the Audit Committee. Management of the Company, the internal auditors, independent accountants, the Company General Counsel, Corporate Secretary, regulatory representatives, and any other parties as requested by the Audit Committee may attend each meeting or portions thereof. The Audit Committee shall provide an open avenue of communication between the internal and independent accountants and the Audit Committee, and periodically shall meet separately in private sessions with management, the internal auditor, and the independent accountants.

Meeting agendas will be prepared and provided in advance to members, along with appropriate briefing materials. Minutes will be prepared to record the business conducted. The Audit Committee shall report on its activities to the Board of Directors on a regular basis.

Outside Advisors

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of (I) compensation to the independent accountants for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the company, (ii) compensation to any advisors and legal counsel employed by the Audit Committee, and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

Authority and Responsibilities

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Oversight of the Company’s Relationship with the Independent Accountants

1.	Be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation and oversight of the work of the independent accountants and their specific scope of work. In this regard, the Audit Committee shall exercise sole authority to appoint, evaluate, and, as necessary, replace the independent accountants, who shall report directly to the Audit Committee.

2.	At least annually, obtain and review a formal written report by the independent accountants describing any relationships between the firm and the Company and any other relationships that may adversely affect the independence of the auditors, and consider the independence of the auditors, including whether the auditors’ performance of permissible non-audit services is compatible with the auditors’ independence in accordance with applicable accounting standards. In addition, the Audit Committee shall actively engage in dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors and take, or recommend that the full Board take, appropriate action to oversee the independence of the independent auditors.

3.	Preapprove all audit and permitted non-audit services, and the compensation, fees and terms for such services provided by the independent accountants. (By approving the audit engagement, an audit service within the scope of the engagement shall be deemed to have been preapproved). In addition, the Audit Committee shall establish policies and procedures for the engagement of the independent accountants to provide permitted non-audit services, which shall include approval in advance by the Audit Committee Chair of all permitted non-audit services to be performed by the independent accountants. The Chair shall report to the Audit Committee all non-audit work on a quarterly basis.

4.	Review with the independent accountants any audit problems or difficulties and management’s response, including any restrictions on the scope of the independent accountants’ activities or on access to requested information, and any significant disagreements between management and the independent accountants.

5.	At least annually, obtain a report by the independent accountants describing: the auditing firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

6.	Ensure the external audit partners involved with the audit are independent and rotated as recommended by authoritative guidance.

7.	Set clear hiring practices for employees or former employees of the independent accountants.

Financial Reporting and Disclosure Matters

8.	Review and discuss with management, the internal auditors, and the independent accountants the Company’s financial reporting process, financial statements and major disclosures, and the adequacy and effectiveness of the Company’s system of internal controls and disclosure controls and procedures. This also includes management’s attestation of internal controls.

9.	Review and discuss with the independent accountants and the internal auditors the Company’s system of internal controls, financial statements and related disclosures, the adequacy of the Company’s financial reporting process and the scope of the independent audit, and receive from the independent accountants reports required by the Commission.

10.	Review and discuss with management, independent accountants and internal auditors the annual audited financial statements and quarterly financial statements, including disclosures made under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and its critical accounting policies and practices, prior to the filing of the annual report on Form 10-K and the quarterly reports on Form 10-Q.

11.	Review and discuss with management, the independent accountants and the internal auditors their analyses of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, the appropriateness of accounting principles followed by the Company, significant changes in the Company’s selection or application of accounting principles, and major issues regarding the Company’s accounting principles and financial statement presentations.

12.	Discuss with management, the independent accountants and internal auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

13.	Discuss with management, the independent accountants, and the Company’s General Auditor (Internal Audit Director) the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

14.	Discuss generally with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. The Audit Committee does not need to discuss each release in advance.

15.	Prepare a report for inclusion in the Company’s proxy statement, disclosing that the Audit Committee reviewed and discussed the audited financial statements with management and discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 and, based upon these discussions, recommend to the Board of Directors whether the audited financial statements should be included in the annual report on Form 10-K.

Oversight of the Company’s Internal Audit Function

16.	Review the annual internal audit program in terms of the scope of the audit conducted or schedules to be conducted. Review the internal audit department budget, staffing levels, and continuing education process.

17.	Discuss with the independent accountants and management the internal audit department responsibilities, and any recommended changes in the planned scope of the internal audit.

18.	Review the significant reports to management prepared by the internal auditing department and management’s responses.

19.	Ensure there are no unjustified restrictions or scope limitations of the Internal Audit Department.

20.	Review the appointment and replacement of the Company’s General Auditor.

21.	Review the effectiveness of the internal audit function, including compliance with the Institute of Internal Auditor’s Standards for the Professional Practice of Internal Auditing.

22.	Review and approve the internal audit department charter on an annual basis.

Compliance Oversight Responsibilities

23.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

24.	Obtain from the independent accountants assurance that Section 10A(b) of the Exchange Act has not been implicated.

25.	Obtain reports from management and the Company’s General Auditor that the Company and its subsidiaries are in conformity with applicable banking and SEC laws and regulations and the Company’s Code of Conduct and Ethics.

26.	Review reports and disclosures of insider and affiliated party transactions in accordance with banking, SEC and listing regulations.

27.	Discuss with management and the independent accountants and internal auditors any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

28.	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

29.	Perform annually with the assistance of the General Auditor (I) a self-assessment to evaluate the performance of the Audit Committee, (ii) the independence of directors serving on the Audit Committee, and (iii) review and reassess the adequacy of Audit Committee Charter and recommend any revisions deemed appropriate to the Board for approval.

Other

30.	Institute and oversee special investigations as needed.

31.	Consider the effectiveness of the company’s internal control system, including information technology security and control.

32.	Perform duties as assigned by the Board of Directors.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is recognized that the members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession. As such it is not the duty of the Audit Committee or its members to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent accountants.

Each member of the Audit Committee shall be entitled to rely on (1) the integrity of the persons and organizations within and outside the Company from which it receives information, (2) the accuracy of financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall promptly be reported to the Board of Directors) and (3) representations made by management as to any information technology, internal audit and other non-audit services provided by the auditors to the Company.

Adopted: October 14, 2003

OLD POINT FINANCIAL CORPORATION

P.O. BOX 3392, HAMPTON, VIRGINIA 23663

PROXY CARD FOR

ANNUAL MEETING OF SHAREHOLDERS

APRIL 27, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Gary A. Suttle and Frank A. Kearney, III as Proxies, each with full power to appoint his substitute and hereby authorizes them to represent and to vote, as designated below, all of the shares of voting common stock, $5.00 par value, of Old Point Financial Corporation held of record by the undersigned on March 15, 2004 at the Annual Meeting of Shareholders, to be held on April 27, 2004, and at any and all adjournments thereof.

This proxy will be voted in the manner directed by the undersigned. If no direction is made, this proxy will be voted FOR Items 1 and 2.

        PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

        Please sign exactly as your names(s) appear(s) hereon. When shares are held by joint tenants, both must sign.

        When signing in a representative capacity, please provide full title.

HAS YOUR ADDRESS CHANGED?                 DO YOU HAVE ANY COMMENTS?

   X    PLEASE MARK VOTES AS
IN THIS EXAMPLE

------------------------------------------------------------	1. Election of Directors. For All With- For All
OLD POINT FINANCIAL CORPORATION	(1) James Reade Chisman Nominees hold Except
------------------------------------------------------------	(2) Dr. Richard F. Clark
(3) Russell S. Evans, Jr. _________ _______ ______
Mark box at right if you plan to attend the Annual Meeting	(4) Arthur D. Greene,
(5) Gerald E. Hansen, (6) Stephen D. Harris,
(7) John Cabot Ishon, (8) Eugene M. Jordan,
(9) John B. Morgan, II, (10) Louis G. Morris,
Mark box at right if an address change or comment has been	(11) Dr. H. Robert Schappert, (12) Robert F. Shuford
noted on the reverse side of this card.	(13) Melvin R. Zimm

INSTRUCTION: To withhold authority to vote for any
CONTROL NUMBER:	nominee, mark the "For All Except" box and strike a line
RECORD DATE SHARES:	through the nominee's name in the list above.

For Against Abstain
2. Ratification of the appointment
of Witt Mares Eggleston Smith, _____ ____ ______
PLC Certified Public Accountants,
as independent auditors for 2004.

Please be sure to sign and date this Proxy. Date_____________	In their discretion, theProxies are authorized to vote
upon such other business as may properly come before
Shareholder sign here	the meeting and at any adjournment(s) thereof.
Co-owner sign here

DETACH CARD	DETACH CARD

Vote by Telephone	Vote by Internet

It's fast, convenient, and immediate!	It's fast convenient, and your vote is immediately
Call Toll-Free on a Touch-Tone Phone	confirmed and posted.

Follow these four easy steps:	Follow these four easy steps:

1. Read the accompanying Proxy Statement/Prospectus	1. Read the accompanying Proxy Statement/Prospectus
and Proxy Card	and Proxy Card.

2. Call the toll-free number	2. Go to the Website
1-877-PRX-VOTE (1-877-779-8683)	http://www.eproxyvote.com/opof
There is NO CHARGE for this call

3. Enter your Control Number located on your Proxy Card.	3. Enter your Control Number located on your Proxy Card.

4. Follow the recorded instructions.	4. Follow the instructions provided.

Your vote is important!	Your vote is important!
Call 1-877-PRX-VOTE anytime!	Go to http://www.eproxyvote.com/opof anytime!

Do not return your Proxy Card if you are voting
by Telephone or Internet